Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CONMED Corporation of our report dated February 26, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CONMED Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

November 5, 2018